Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Reg No. 333-96661) of our report relating to the financial statements of LCJ Acquisitions Limited, dated December 20, 2005, appearing in Amendment No. 1, dated December 23, 2005, of the Current Report on Form 8-K, dated October 18, 2005, of a21, Inc.

/s/ BAKER TILLY
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Registered Auditor
Chartered Accountants
2 Bloomsbury Street
London WC1B 3ST
United Kingdom
December 23, 2005